EXHIBIT 23.1- Auditors' Consent

                                 LABONTE & CO.
                   C H A R T E R E D   A C C O U N T A N T S


                             610 - 938 Howe Street
                             Vancouver, BC  Canada
                                    V6Z 1N9
                         Telephone       (604) 682-2778
                         Facsimile       (604) 689-2778
                         Email        rjl@labonteco.com

Consent of Labonte & Co.
Exhibit 23.1

January 13, 2004

U.S. Securities and Exchange Commission
Division of  Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Golden Spirit Minerals Ltd. (formerly 2Uonline.com, Inc.) - S-8 Registration of 11,150,000 shares

Dear Sir/Madame:

We hereby consent to the incorporation by reference therein of our Auditors' Report dated March 18, 2003 to the Stockholders and Board of Directors with respect to the financial statements of the Company included in its annual reports filed with the U.S. Securities and Exchange Commission for the fiscal years ended December 31, 2002 and 2001 on Form 10-KSB.


Sincerely,

/s/ Labonte & Co.
----------------------
LaBonte & Co.,
Chartered Accountants

RJL/vf